EXHIBIT 24


                              CONFIRMING STATEMENT

        This Statement confirms that the undersigned, William Austin Lewis, IV, has authorized and designated Larry Colton to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of eAutoclaims, Inc. The authority of Larry Colton under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of eAutoclaims, Inc. unless earlier revoked in writing. The undersigned acknowledges that Larry Colton is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.



William Austin Lewis, IV

/s/ William Austin Lewis, IV
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Signature

Date  8/2/06
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